UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 21, 2010
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2010, Anworth Mortgage Asset Corporation (“Anworth”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1. The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified by the following final voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Lloyd McAdams	65,815,003	1,192,011	1,319,792	33,890,829
Lee A. Ault	64,520,704	2,487,088	1,319,014	33,890,829
Charles H. Black	64,259,009	2,619,169	1,448,628	33,890,829
Joe E. Davis	65,557,924	1,443,691	1,325,191	33,890,829
Robert C. Davis	65,630,304	1,242,940	1,453,562	33,890,829
Joseph E. McAdams	65,673,314	1,313,875	1,339,617	33,890,829

2. The ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.  The proposal received the following final voting results: 100,095,189 for; 684,117 against; and 1,438,329 abstentions.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release dated May 26, 2010 announcing the final voting results of Anworth’s 2010 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 26, 2010	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press release dated May 26, 2010 announcing the final voting results of Anworth’s 2010 Annual Meeting.